                                INFOGRAMES, INC.

                                  $50 MILLION

                                MEDIUM-TERM LOAN

                                   GRANTED BY

                         INFOGRAMES ENTERTAINMENT S.A.

                                 APRIL 22, 2002


                    ---------------------------------------


Set forth below are the final and unconditional terms of Infogrames Entertainment S.A. ("IESA") debt financing to Infogrames, Inc. in connection with the Shiny transaction.


Loan Agreement:               The present agreement.
--------------

Borrower:                     Infogrames, Inc. (the "Borrower").
--------

Lender:                       Infogrames Entertainment S.A. (the "Lender").
------

Amount:                       $50 million Senior Secured Credit (the
------                        "Facility").

Use of Proceeds by Borrower:  To fund the acquisition of Shiny Entertainment
---------------------------   Inc. a California company, and other tangible and
                              intangible assets in connection thereto, including but not limited to the right to develop, publish and distribute two video games based on the Matrix
                              2 and Matrix 3 pictures (the "Transaction"), as this Transaction is contemplated under the Stock
                              Purchase Agreement dated April 22, 2002 by and among Infogrames, Inc., Shiny Entertainment, Inc.,
                              Interplay Entertainment, Corp., Shiny Group, Inc.
                              and David Perry (the "Sale and Purchase
                              Agreement").

Effective Date:               The date of signature of this Loan Agreement.
--------------

Final Maturity Date:          June 30, 2004.
-------------------

Availability:                 Availability under the Facility shall be as
------------                  follows:

                              - 3 business days before the Closing (as defined
                                in the Sale and Purchase Agreement): $31 million.

                              - An amount of $17 million shall be made
                                available to the Borrower three 3 business days before payment is due by the Borrower under the Sale and Purchase Agreement.

                              - Other amounts: $2 million, available on a 10
                                day notice.

                              Any amount not drawn under the present Loan
                              Agreement within 90 days of Closing shall be null and void.

                              Any amount repaid under the Facility may be re-borrowed until the Final Maturity Date, subject to provisions set forth under Section "Repayment of Facility".

Guarantee granted by
Lender in connection
with the Transaction:         Lender also agrees to unconditionally guarantee
--------------------          Borrower's obligations under promissory notes or
                              other payments payable to Europlay 1, LLC and Akin, Gump, Strauss, Hauer and Feld, L.L.P.,
                              Bioware Corp. and Interplay Entertainment Corp.
                              pursuant to payment guarantees in the form attached to the Sale and Purchase Agreement. In addition, Lender agrees to pledge Lender's

--------------------------------------------------------------------------------
                                                                        Page 1/6
                         treasury shares to secure payment obligations under notes payable to Europlay 1, LLC and Akin, Gump, Strauss, Hauer and Feld, L.L.P., with an aggregate market value equal to the principal amount of such two notes (aggregating $5,347,500), i.e. approximately 551,000 treasury shares on the basis of a stock price of E11 a share, in accordance with the terms of such payment guarantees.

Repayment of Facility:   Schedule of repayment shall be as follows:

                         - 3 months after the first shipment of the "Matrix 2 game" and no later than December 31, 2003: $10 million.

                         -  December 31, 2003: $10 million.

                         -  March 31, 2004: $20 million.

                         -  June 30, 2004: $10 million.

Security:                The Facility shall be secured by (capitalized terms
                         used below and not otherwise defined shall have their respective meanings set forth in the Sale and Purchase
                         Agreement):

                         a) a perfected first priority lien on the Shiny Shares to be perfected on the business day following the Closing Date, and
                         b) a perfected first priority lien to be perfected on the business day following the Closing Date on all assets and/or intellectual property rights acquired by the Borrower or Shiny in connection with the Transaction and which were previously secured to the benefit of Akin, Brian Fargo, Eurocapital, Interplay, La Salle, Perry, Vivendi, Virgin and Warner, and
                         c) a perfected first priority lien to be perfected on 10th business day following the Closing Date on all deposit Accounts and on all Inventory (as both defined in the Uniform Commercial Code) of Shiny and of the Borrower, this period of 10 business days being extended until approvals from third party, if required, are obtained and until June 30, 2002 at the latest; should such approvals not be obtained within this time period, then a perfected second (or lower) rank no later than July 31, 2002. The grant of this security is conditioned upon the Borrower doing its reasonable efforts to negotiate with BNP-Paribas, with the assistance of the Lender if required, a waiver to this effect.

                         Evidence of the effectiveness of such security interests shall be given to the Lender within 5 days of each of the expiration of the above-mentioned periods, failing which the Facility shall be redeemable in full by the Borrower, at the option of the Lender, within 60 days of receipt of written notice sent by the Lender. If such evidence has not been given to the Lender within the above-mentioned timeframe, the Lender shall be entitled to send such notice at any time until the Final Maturity Date.

                         In addition, the Lender will have the right, until full repayment of the Facility, to request a perfected first priority lien on all or some of the tangible and intangible, present and future assets or intellectual property rights of the Borrower or Shiny. Evidence of the effectiveness of such security interests shall be given to the Lender within 30 days following the receipt by Borrower or Shiny of a request notice issued by the Lender to this effect, failing which the Facility shall be redeemable in full by the Borrower, at the option of the Lender, within 60 days of receipt of written notice sent by the Lender. If such evidence has not been given to the Lender within the afore-mentioned timeframe, the Lender shall be entitled to send such notice at any time until the Final Maturity Date.


Interest Rate:           Outstanding loan will bear interest at Libor 3 months
                         (determined two days before end of each quarter) plus an applicable interest margin of 2.75%. Interests shall be payable on a quarterly basis, in arrears.

Default Rate:            The applicable interest rate plus 2% per annum.

                                                                        Page 2/6

Unused Commitment Fee:         The Unused Commitment Fee will be 0.50% per annum
                               based on the aggregate amount of the Facility less outstanding loans.

Optional Prepayments:          Borrowers may, upon at least three business days'
                               notice, prepay and reduce commitments under the Facility in minimum amounts of $1,000,000 or integral multiples of $550,000 in excess thereof, without premium or penalty.

Mandatory Prepayments:         The Facility shall be prepaid and reduced in
                               aggregate amounts equal to (1) 95% of the net cash proceeds of any sale or disposition of any assets of the Borrowers exceeding $2.5 million,
                               (2) 95% of the net proceeds from any new debt issuance by the Borrowers, (3) 95% of the cumulative net proceeds from equity issuances by the Borrowers provided that the Borrower may retain 5% of such proceeds.

Representations and Warranties
of Borrower:
                               Borrower represents and warrants to Lender that the statements contained in this Section are correct and complete as of the date of this Loan Agreement.

                               Power and Authority; Enforceability. Borrower has the corporate power and corporate authority to execute and deliver this Loan Agreement, and to perform and consummate its obligations thereunder. Borrower has taken all actions necessary to authorize the execution and delivery of this Loan Agreement. This Loan Agreement has been duly authorized, executed, and delivered by, and is enforceable against the Borrower.

                               No Violation. The execution and the delivery of this Loan Agreement and the performance and consummation of the transaction by the Borrower will not (i) breach any law or order or other applicable regulation to which the Borrower is subject, (ii) breach any contract to which the Borrower is a party of by which the Borrower is bound or to which any of the Borrower's assets is subject, other than any breach which will not have a material adverse effect on the Borrower, or (iii) require any consent, approval, notification, waiver or other action.

Representations and Warranties
of Lender:
                               Lender represents and warrants to Lender that the statements contained in this Section are correct and complete as of the date of this Loan
                               Agreement:

                               Power and Authority; Enforceability. Lender has the corporate power and corporate authority to execute and deliver this Loan Agreement, and to perform and consummate its obligations thereunder. Lender has taken all actions necessary to authorize the execution and delivery of this Loan Agreement. This Loan Agreement has been duly authorized, executed, and delivered by, and is enforceable against the Lender.

                               No Violation. The execution and the delivery of this Loan Agreement and the performance and consummation of the transaction by the Lender will not (i) breach any law or order or other applicable regulation to which the Lender is subject, (ii) breach any contract to which the Lender is a party or by which the Lender is bound or to which any of the Lender's assets is subject, other than any breach which will not have a material adverse effect on the Lender, or
                               (iii) require any consent, approval,
                               notification, waiver or other action.

Miscellaneous:                 The Borrower is a party to the Credit Agreement
                               dated as of September 11, 1998 (as heretofore amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and between the Borrower and the Lender, as administrative agent (the "Administrative Agent") and as sole lender. Capitalized terms used in this Section
                               "Miscellaneous" and not otherwise defined shall have their respective meanings set forth in the Credit Agreement.

-------------------------------------------------------------------------------
                                                                     Page 3 / 6

The following provisions of the Credit Agreement shall be applicable Mutatis Mutandis to the present Loan Agreement:

-   Section 4.4:   "Manner of Payment Loans Denominated in Dollars";
-   Section 4.5:   "Crediting of Payment and Proceeds";
-   Section 4.8:   "Changed Circumstances";
-   Section 4.9:   "Indemnity";
-   Section 4.10:  "Capital Requirements";
-   Section 4.11:  "Taxes";
-   Article VII:   "FINANCIAL INFORMATION AND NOTICES";
- Article VIII: "AFFIRMATIVE COVENANTS", save for Section 8.12: "Additional Subsidiaries; Collateral";
-   Article X:     "NEGATIVE COVENANTS";
-   Article XI:    "DEFAULT AND REMEDIES";
-   Article XIII:  "MISCELLANEOUS", save for Section 13.4: "Governing Law".

Waivers under the Credit Agreement:

- Waiver of Article VII (Financial Information and Notices). Effective as of the Effective Date, the Lender and the Administrative Agent hereby waive any Default or Event of Default that may arise by reason of the failure of the Borrower to comply with Sections 7.1(d), 7.1(e), 7.1(f) and 7.2(b) for the period from the Effective Date until June 30, 2002.

- Waiver of Section 9.1 (EBITDA). Effective as of the Effective Date, the Lender hereby waives any Default or Event of Default that may arise by reason of the failure of the Borrower to comply with Section 9.1 of the Credit Agreement for the period through June 30, 2002.

- Waiver of Section 9.2 (Capital Expenditure). Effective as of the Effective Date, the Lender hereby waives any Default or Event of Default that may arise by reason of the failure of the Borrower to comply with Section 9.2 of the Credit Agreement for the period through June 30, 2002.

- Waiver of Section 10.9 (Certain Accounting Changes). Effective as of the Effective Date, the Lender hereby waives any Default or Event of Default that may arise by reason of the failure of the Borrower to comply with
     Section 10.9 of the Credit Agreement for the period through June 30, 2002.


Representations and Warranties: No Default.

- (a) After giving effect to this Amendment, the borrower hereby represents and warrants that (i) all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the Effective Date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date) and (ii) no Default of Event of Default shall have occurred and be continuing or would result from the execution and delivery of this Amendment.

- (b) The Borrower hereby further represents and warrants that it is truly and justly indebted to the Administrative Agent and the Lender in respect of the Obligations, without defense, counterclaim or offset of any kind.

Governing Law: THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES
               UNDER THIS LOAN AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE

_______________________________________________________________________________
                                                                       Page 4/6

STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES REGARDING CONFLICT
LAW.



                          [Signature pages to follow]

IN WITNESS WHEREOF, the Parties have executed this Loan Agreement on the date first above written.



INFOGRAMES, INC.

By:     /s/ Harry M. Rubin
       _______________________________

Name:   Harry M. Rubin
       _______________________________

Title: _______________________________



INFOGRAMES ENTERTAINMENT S.A.

By:     /s/ Bruno Bonnell
       _______________________________

Name:   Bruno Bonnell
       _______________________________
        PRESIDENT & CEO
Title: _______________________________